EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 3, 2005 accompanying the financial statements and schedule included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/   Grant Thornton LLP

Minneapolis, Minnesota
August 15, 2005